EXHIBIT 10.2
                                  ------------

                                     BI-BERK
                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT, made and entered into as of September 1, 1990 between BARTON INCORPORATED, a Delaware corporation (the "Company"), and ALEXANDER L. BERK (the "Employee").

                              W I T N E S S E T H:

     WHEREAS, the Employee has been employed in the beverage alcohol industry for a number of years, and his experience, ability and knowledge would be extremely valuable to the Company; and

     WHEREAS, the Employee is willing to serve in an executive capacity with the Company on the terms herein provided;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereafter set forth, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, it is hereby mutually agreed as follows:

     1. Employment. Company hereby agrees to employ Employee, and Employee hereby accepts such employment, on the terms and conditions set forth herein, for the "Term" as defined in this Section 1. The Term shall commence on September 1, 1990 and, unless sooner terminated pursuant to Section 5 herein, or extended under the terms of this Section 1, shall end on March 31, 1995. The Term shall be automatically extended for additional one-year periods unless Employee notifies the Board of Directors of the Company (the "Directors"), or the Directors notify Employee, that the notifying party does not wish to extend the then existing Term, which notice must be given in the manner described in
Section 10

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hereof at least one hundred  eighty  (180) days prior to the  expiration  of the then existing Term.

     2. Position and Duties. Employee shall serve as the President and Chief Operating Officer of the Company and as a member of the boards of directors of the Company and its principal subsidiaries, and as a member of a committee comprised of some of the Company's Vice Presidents which consults with and advises the Chief Executive Officer of the Company, but which has no authority over the Chief Executive Officer of the Company (the "Management Committee"). The Employee shall report and be responsible directly to the Chief Executive Officer of the Company, with such powers and duties consistent with his offices as may from time to time be authorized or directed by the Company's Chief Executive Officer. Employee shall devote his full-time services to the employment provided for herein. All services and duties of Employee rendered hereunder shall be performed faithfully, diligently and competently and to the highest standards of loyalty.

     3. Place of Employment. In connection with his employment by the Company, the Employee shall not be required to relocate or transfer his principal residence from the metropolitan Chicago, Illinois area and shall not be required to perform services which would make the continuance of his principal residence in such area unreasonably difficult or inconvenient for him.

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     4.  Compensation.

         (a) The Employee shall receive a base salary, which shall be initially at the rate or $275,000 per annum ("Base Salary"), payable semi-monthly. It is contemplated that the Chief Executive officer will review the Employee's Base Salary each April 1 during the Term hereof commencing April 1, 1991; and, the Chief Executive Officer may, at his discretion, increase the Employee's Base Salary from time to time based upon the Employee's performance and other relevant factors. Any increase in Base Salary shall in no way limit or reduce any other obligation of the Company hereunder; and, once established at an increased specified rate, the Employee's Base Salary hereunder shall not be reduced.

         (b) Expenses. In addition, the Company agrees to reimburse all ordinary and necessary expenses incurred by the Employee in performing services hereunder, subject to appropriate accounting in accordance with Company policy.

         (c) Participation in Benefit Plans; Fringe Benefits. While employed hereunder, the Employee shall be entitled to participate in or receive benefits under any employee benefit plans and fringe benefits programs which are from time to time made available to key executives of the Company including, without limitation, the Barton Incorporated Management Incentive Plan

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     (Exhibit 4(c) attached hereto)  and  the use of  a Company  owned or leased car, subject to such general modifications, increases or reductions in such employee benefit plans and fringe benefits programs as may be made from time to time by the Company.

         (d) Vacations. During each fiscal year of the Company, Employee shall be entitled to 20 business days of paid vacation. The paid vacation days provided for hereunder must be used during the applicable fiscal year or lost, and shall not accumulate from fiscal year to fiscal year.

     5.  Termination.

         (a) Anything herein contained to the contrary notwithstanding, the Employee's employment by the Company shall terminate (subject to the obligations herein provided) prior to the expiration of the Term on the happening of any of the following events:

              (i)   The death of the Employee;

              (ii) The termination of the Employee's employment by the Directors by written notice to Employee at any time within sixty (60) days of the Complete Disability of the employee, as hereinafter defined.

              (iii) The  termination  of  the   Employee's   employment  by  the
         Directors for "Cause", as hereinafter defined, by written notice to Employee

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         at any time  within  forty-five  (45) days  of the  event  constituting
         "Good Reason" hereunder: or

              (iv) The termination of the Employee's employment by the Employee for "Good Reason", as hereinafter defined, by written notice to the Company at any time within forty-five (45) days of the event constituting "Good Reason" hereunder; or

              (v)   The   termination   of  the   Employee's   employment   upon
         "Retirement", as hereinafter defined.

         (b) As used in this Agreement, the following terms shall be defined as follows:

              (i) "Cause" shall mean (X) the willful malfeasance or gross negligence by the Employee in the performance of his duties hereunder,
         (Y) the willful breach by the Employee of any material provision of this Agreement, or (Z) the engaging by the Employee in misconduct (whether in connection with his duties hereunder or otherwise) which is demonstrably injurious to the Company monetarily or otherwise.

              (ii) "Complete Disability" shall mean the inability of the Employee to perform his duties hereunder due to illness, accident or any other physical or mental incapacity, for a period of two hundred seventy (270) days in the aggregate within

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         any given period of twelve (12) consecutive months during  the Term, it being understood that,  notwithstanding  his complete  disability,  the
         Employee shall be entitled to receive the Base Salary provided for herein until the expiration of twelve (12) months from the first day of such inability to perform in the above mentioned two hundred
         seventy  (270) days.   Disability  because of illness,  accident or any
         other physical or mental incapacity shall not be a basis for discharge by the Company except as provided for herein for Complete Disability.

              (iii) Employee  shall  have  "Good  Reason"  if: (X)  without  his consent, Employee's authority or responsibilities hereunder are diminished or Employee is removed from the office of President and Chief Operating Officer of the Company, from the boards of directors of the Company or its principal subsidiaries, or from the Management Committee; or (Y) the Company willfully fails to perform any of its material obligations to Employee hereunder, including, without limitation, failing to provide Employee with fringe benefits, or to include Employee in benefit plans, available to other key executives of the Company, requiring Employee to move his principal place of residence outside of the

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         metropolitan  Chicago  area  or making the  continuance  of a principal residence in the metropolitan Chicago area unreasonably difficult or inconvenient, or failing to make regular Base Salary payments at the level required in Section 4(a) hereof.

              (iv)  "Retirement"   means   retirement  in  accordance  with  the
         Company's retirement policy from time to time in effect generally applicable to the Company's salaried employees, including any "voluntary early retirement" under such policy.

     6.  Post-Termination Benefits.

         (a) If Employee's employment shall be terminated at any time (i) by reason of his death, Complete Disability or Retirement or (ii) by the employee for Good Reason pursuant to Section 5(a) (iv) hereof, or if the Company decides not to extend the Term hereof as provided in Section 1 hereof, the Company shall pay to the Employee a post-termination benefit equal to one hundred percent (100%) of his then current Base Salary.

         (b) If Employee's employment shall be terminated by virtue of the expiration of the Term after notice from Employee to the Directors that Employee does not intend to extend the Term as provided in Section 1 hereof, then the Company shall pay to Employee a post-termination benefit equal to one-half of the amount payable under Section 6(a) above.

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         (c)  The post-termination benefits payable under Sections 6(a) and 6(b)
     hereof shall be payable in a lump sum as soon as practicable after the date of termination of the Employee's employment.

         (d) In the event that the Employee's employment shall be terminated by the Employee for Good Reason pursuant to Section 5(a)(iv) hereof, or if Employee's employment is terminated by the Company for reasons other than the death of Employee, Employee's Complete Disability or Cause under Sections 5(a)(i), 5(a)(ii) and 5(a)(iii) hereof (it being understood that an election by the Company not to extend the Term is not a "termination by the Company" hereunder) the Employee shall be paid a supplementary post-termination benefit in an amount equal to what he otherwise would have been entitled to receive as his share of the Company's contribution to its salaried employees' profit-sharing and retirement plan for the fiscal year in which such termination occurs based on his "compensation" for such fiscal year through the date of termination, if such profit-sharing plan is in effect for such year, and if such plan does not credit Employee with such contributions when payments are made in respect of the circumstances described in this Section 6(d). Said payment, if any, shall be made promptly after the

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     Company's  contribution  to said  plan for the  fiscal  year in which  such termination occurs.

         (e) It is understood and agreed that the Employee shall not have a duty to seek other employment for the purpose of minimizing any post-termination benefits or liquidated damages payable by the Company hereunder.

         (f) In the event the Employee's employment shall be terminated at any time by the Directors for Cause pursuant to Section 5(a) (iii) hereof, the Company shall have no obligation to pay any compensation or other benefits under this Section 6 or otherwise for any period following such termination.

     7. Liquidated Damages. In addition to the post-termination benefits payable pursuant to Section 6 hereof, in the event the Employee's employment is terminated by the Employee for Good Reason pursuant to Section 5(a) (iv) hereof, or if Employee's employment is terminated by the Company for reasons other than the death of Employee, Employee's Complete Disability or cause under Sections 5(a)(i), 5(a)(ii) and 5(a)(iii) hereof (it being understood that an election by the Company not to extend the Term is not a "termination by Company" hereunder), the Company shall pay to the Employee, as liquidated damages and in lieu of any further salary payments to the Employee for periods subsequent to the date of termination, an amount equal to the product of (i) his then current Base Salary, multiplied by (ii) the number of years

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(including fractions thereof) remaining in the then Term of this Agreement.  The amount so payable shall be payable to the Employee in a lump sum as soon as practicable after the date of termination of the Employee's employment.

     8.  Non-Competition.

         (a) The Employee hereby agrees that he will not, either during the term of his employment by the Company or thereafter, disclose any material confidential information concerning any aspect of the business of the Company or any of its subsidiaries or affiliates to any person, firm or corporation, except in the furtherance of the interests of the Company and its subsidiaries and affiliates and with the prior written consent of the Company.

         (b) The Employee acknowledges that the Company's business is highly competitive and that a violation by Employee of the covenant set forth in this Section 8 would cause immeasurable and irreparable damage to the Company and its subsidiaries and affiliates. The Employee accordingly agrees, without limiting the remedies available to the Company or any of its subsidiaries or affiliates, that any violation of such covenant may be enjoined by any court of competent jurisdiction.

         (c) As used in this Section 8, "Company" means the Company, its subsidiaries and affiliates.

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         (d)  The Company hereby acknowledges that the Employee has informed the
     Company  that  the  Employee  is  a  limited   partner  of  Virgin  Islands
     Acquisition Partnership ("YIAP"), and a shareholder in and director of VIRIL Acquisition Corp., a New York corporation and the corporate general partner of Virgin Islands Rum Industries Ltd. ("VIRIL"). The Employee has further informed the Company that VIRIL (the majority owner of which is VIAP) owns and operates a rum distillery in the U.S. Virgin Islands and sells its products to various companies throughout the world, including the United States, and that from time to time, VIRIL has sold rum in bulk to the Company's subsidiary, Barton Brands, Ltd. It is understood and agreed that the Employee's ownership in VIAP and its corporate general partner and his offices in such corporate general partner shall not be deemed a violation of this Agreement.

     9. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Chicago, Illinois in accordance with the rules of the American Arbitration Association then in effect; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuing violation of Section 8 hereof. The losing party in any such arbitration shall pay all costs of the arbitration, including the legal fees and expenses of

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all parties with respect  thereto.  Judgment may be entered on the  arbitrator's award in any court having jurisdiction.

     10. Notice. Any notice or other communication hereunder to either party shall be deemed validly delivered when delivered personally, on any date on which personal delivery is refused, or 3 days after deposit in the United States mail, registered or certified with proper postage prepaid, addressed as follows:

         (a)  If to the Company, addressed to:

               Barton Incorporated
               Suite 1700
               55 East Monroe Street
               Chicago, Illinois  60603
               Attention:  Chairman

         (b)  If to the Employee, addressed to:

               Alexander L. Berk
               13531 Hughes Place
               Dallas, Texas  75240

or to such other addresses as either party may designate for itself or himself by notice given to the other from time to time in accordance with the provisions hereof, except that notices of change of address shall be effective only upon receipt.

     11. Successors and Assigns.   The provisions  hereof shall be  binding upon
and shall inure to the benefit of the Employee, his heirs, executors and administrators, and the Company, its successors and assigns.

     12. Prior Agreements.   This  agreement  supersedes  all  prior  agreements
between the parties with respect to the subject matter hereof.

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     l3. Governing Laws.  This aqreement  shall  be governed  by the laws of the
State of Illinois.

     14. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, and is signed by the Employee and by another executive officer of the Company who has been duly authorized by the Directors. No waiver by any party hereto at any time of any breach by any other party hereto, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to this Agreement have been made by any party which are not set forth expressly in this Agreement.

     15. Validity and Severability. The invalidity or unenforceability of any provision hereof shall not affect the enforceability of any other provision of this Agreement, all of which other provisions shall remain in full force and effect (such unenforceable or invalid provision being severable in such instance), nor shall the invalidity or unenforceability of a portion of any provision of this Agreement affect the validity or enforceability of the balance of such provision.

     16. Counterparts.   This  Agreement  may   be   executed  in  one  or  more
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

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     IN WITNESS WHEREOF,  this Agreement has been duly executed and delivered by the authorized officers or the Company and by the Employee on the date first hereinabove written.


                                             BARTON INCORPORATED


                                             By: /s/ Ellis M. Goodman
                                                 --------------------


/s/ A. Berk
----------------------
ALEXANDER L. BERK

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                               AMENDMENT NO. 1 TO
                              EMPLOYMENT AGREEMENT

     THIS AMENDMENT NO. 1  TO EMPLOYMENT  AGREEMENT   (this  "Amendment")  dated
November 11, 1996 is by and between BARTON INCORPORATED, a Delaware corporation (the "Company"), and ALEXANDER L. BERK (the "Employee").

     WHEREAS, the Company and Employee are parties to that certain Employment Agreement dated September 1, 1990 (the "Agreement"), and desire to amend the Agreement on the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, for good  and  valuable  consideration,  the   receipt  and
sufficiency of which are hereby acknowledged) the parties hereto agree as follows:

     1. Employment. The second sentence of Section 1 of the Agreement is hereby deleted in its entirety and the following inserted therefor:

         "The Term shall commence on September 1, 1990 and, unless sooner terminated pursuant to Section 5 herein, or extended under the terms of this Section 1 shall end on February 28, 2001."

     2. Post-Termination Benefits. Section 6(a) of the Agreement is hereby deleted in its entirety and the following inserted therefor:

         "(a) If Employee's employment shall be terminated at any time (i) by reason of his death, Complete Disability or Retirement or (ii) by the Employee for Good Reason pursuant to Section 5(a)(iv) hereof, or if the Company decides not to extend the Term hereof as provided in
         Section 1 hereof, the Company shall pay to the Employee a post-termination benefit equal to one hundred percent (100%) of his then current Base Salary plus the amount paid to Employee under the Barton Incorporated Management Incentive Plan for the Company's immediately prior fiscal year."

     3. Confidential Information. Employee agrees to keep the fact that this Amendment has been entered into and the terms of this Amendment confidential, except that disclosure of this Amendment to Employee's immediate relatives and financial and legal advisors is permitted.

     4. No Further Modifications. Except as specifically set forth herein, the Agreement shall remain in full force and unaffected hereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY:                                     EMPLOYEE:

BARTON INCORPORATED

/s/ Ellis M. Goodman                        /s/ A. Berk
---------------------                        ------------------------
Ellis M. Goodman                             Alexander L. Berk
Chief Executive Officer